EX‑35.2

(logo) LNR

Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.        A review of the activities performed by the Special Servicer during the period commencing on January 1, 2014 and ending on December 31, 2014 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.        To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By:          /s/ Job Warshaw

                Job Warshaw

                President

Dated: February 23, 2015

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

WFCM 2014-LC16

Wells Fargo Commercial Mortgage Trust 2014-LC16, Commercial Mortgage Pass Through Certificates, Series

2014-LC16

Wells Fargo-Commercial Mortgage Securities, Inc. c/o Wells Fargo Securities, LLC

375 Park Avenue, 2nd Floor

J0127-023

New York NY 10152

A.J.  Sfarra

Wells Fargo Commercial Mortgage Securities, Inc. Wells Fargo Law Department

D1053-300

301 South College St., Charlotte NC 28288

Jeff D. Blake

Wilmington Trust, National Association

1100 North Market Street

Wilmington DE 19890

E  Soriano

Situs Holdings, LLC

2 Embarcadero, Suite 1300

San Francisco, California 94111

Attention: Stacey Ciarlanti

Situs Holding, LLC

5065 Westheimer, Suite 700E

Houston TX 77056

Pete Larsen